UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      May 3, 2006
SONOCO PRODUCTS COMPANY
Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01     Entry into a Material Definitive Agreement
On May 3, 2006, the registrant entered into an amended and restated credit agreement to extend its $350 million bank lines of credit supporting its commercial paper program to a new five-year maturity. The term of the lines of credit allows commercial paper borrowings up to the maximum amount of the lines of credit to be classified as long-term debt. The amended and restated credit agreement also provides the registrant the option to increase its credit line to $500 million subject to the concurrence of its lenders.

The lenders under the amended and restated agreement are: Bank of America, N.A.; Wachovia Bank, National Association; Bank of Tokyo-Mitsubishi UFJ Trust Company; Deutsche Bank AG, New York Branch; SunTrust Bank; Citibank, N.A.; The Bank of New York; Bank of Montreal; Carolina First Bank; JPMorgan Chase Bank, N.A.; and State Street Bank and Trust Company. Bank of America is also the administrative agent and Wachovia Bank, National Association is also the syndication agent. Bank of America Securities, LLC and Wachovia Capital Markets, LLC are joint lead arrangers and joint book managers. Bank of Tokyo-Mitsubishi UFJ Trust Company, Deutsche Bank Securities, Inc. and SunTrust Bank are co-documentation agents.

     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: May 5, 2006	By:	/s/ C.J. Hupfer

C.J. Hupfer Senior Vice President and Chief Financial Officer

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